SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                             -----------------------


                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                 February 25, 1998


                           SPARTA SURGICAL CORPORATION
             (Exact name of registrant as specified in its charter)


          Delaware                   1-11047                     22-2870438
  (State or other juris-           (Commission                 (I.R.S. Employer
   diction of incorporation)        File Number)                ID. Number)


                              Bernal Corporate Park
                 7068 Koll Center Parkway, Pleasanton, CA 94566
                    (Address of principal executive offices)


        Registrant's telephone number, including area code (510)417-8812 not applicable
          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS

         On February 23, 1998, the Nasdaq Stock Market materially increased the financial and other criteria necessary to qualify for continued listing on the Nasdaq National and SmallCap Markets. As of that date the Registrant was not in compliance with any of the new net tangible, market capitalization or net income requirements for continued listing on the Nasdaq SmallCap Market. On February 25, 1998, the Nasdaq Stock Market, Inc. notified the Registrant that the Registrant's securities will be delisted from the Nasdaq SmallCap Market effective with the close of business on March 4, 1998. The Registrant intends to appeal Nasdaq's decision however, no assurance can be given that the Registrant's appeal will be successful. If the Registrant's appeal is unsuccessful, its securities will be delisted from the Nasdaq SmallCap Market. Trading, if any, in the Registrant's securities would thereafter be conducted in the OTC Bulletin Board which could substantially reduce the markets for the Registrant's securities.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   SPARTA SURGICAL CORPORATION
                                                           (Registrant)

                                                   By:    Thomas F. Reiner
                                                   ----------------------------
                                                   Thomas F. Reiner, Chairman of
                                                   the Board, President & CEO
Dated: February 27, 1998